UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and restates the Current Report on Form 8-K dated June 6, 2006 and filed with the Securities and Exchange Commission on June 8, 2006. The Form 8-K incorrectly reported that the date of completion of closing was June 6, 2007, and this Form 8-K/A corrects that error.

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2006, Valero Logistics Operations, L.P. (“Valero Logistics”) completed closing on certain amendments to: (i) its 5-year Revolving Credit Agreement among Valero Logistics, Valero L.P., JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto, dated as of December 20, 2004 (as amended by the First Amendment to 5-Year Revolving Credit Agreement dated as of June 30, 2005, the “Revolver”), and (ii) its 5-year Term Credit Agreement among Valero Logistics, Valero L.P., the Administrative Agent and the lenders party thereto, dated as of July 1, 2005 (the “Term Agreement”).

Amendments to 5-year Revolving Credit Agreement. Valero Logistics, Valero L.P., the Administrative Agent and the lenders party thereto entered into the Second Amendment, dated as of May 15, 2006, to the Revolver (the “Second Amendment to Revolver”), pursuant to which the parties amended the Revolver to eliminate the provision that the failure of Valero Energy Corporation to own or control the general partner of Valero L.P. constitutes a “change of control” under the Revolver. After giving effect to the Second Amendment to Revolver, “change of control” is defined in the Revolver to mean any of the following events:

(a)          100% (and not less than 100%) of the issued and outstanding equity interest of the general partner(s) of Valero Logistics shall cease to be owned, directly or indirectly, or Valero Logistics shall cease to be Controlled, by Valero L.P.; or

(b)          100% (and not less than 100%) of the limited partnership interests of Valero Logistics shall cease to be owned in the aggregate, directly or indirectly, by Valero L.P.; or

(c)          the occurrence of any transaction that results in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than Valero Energy Corporation or any investment grade entity becoming the Beneficial Owner, directly or indirectly, of more than 50% of the general partner interests in Valero L.P.

In addition, Valero Logistics, Valero L.P., the Administrative Agent and the lenders party thereto entered into the Third Amendment, dated as of May 31, 2006, to the Revolver, pursuant to which the parties amended the Revolver to: (i) reduce the applicable margin on LIBOR loans to vary between .270% and .70% (based on Valero Logistic’s credit rating) the applicable margin on “alternative base rate” loans to zero, (ii) extend the maturity of the Revolver to 2011, (iii) include certain material construction projects of Valero L.P. in the definition of “Consolidated EBITDA,” and (iv) eliminate the requirement that Valero L.P. maintain a minimum consolidated interest coverage ratio.

Amendments to 5-year Term Credit Agreement. Valero Logistics, Valero L.P., the Administrative Agent and the lenders party thereto entered into the First Amendment, dated as of May 15, 2006, to the Term Agreement (the “First Amendment to Term Agreement”), pursuant to which the parties amended the Term Agreement to eliminate the provision that the failure of Valero Energy Corporation to own or control the general partner of Valero L.P. constitutes a “change of control” under the Term Agreement. After giving effect to the First Amendment to Term Agreement, “change of control” is defined in the Term Agreement to mean any of the following events:

(a)          100% (and not less than 100%) of the issued and outstanding equity interest of the general partner(s) of Valero Logistics shall cease to be owned, directly or indirectly, or Valero Logistics shall cease to be Controlled, by Valero L.P.; or

(b)          100% (and not less than 100%) of the limited partnership interests of Valero Logistics shall cease to be owned in the aggregate, directly or indirectly, by Valero L.P.; or

(c)          the occurrence of any transaction that results in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than Valero Energy Corporation or any investment grade entity becoming the Beneficial Owner, directly or indirectly, of more than 50% of the general partner interests in Valero L.P.

In addition, Valero Logistics, Valero L.P., the Administrative Agent and the lenders party thereto entered into the Second Amendment, dated as of May 31, 2006, to the Term Agreement, pursuant to which the parties amended the Term Agreement, as amended, to: (i) reduce the applicable margin on LIBOR loans to vary between .40% and .950% (based on Valero Logistic’s credit rating) the applicable margin on “alternative base rate” loans to zero, (ii) extend the maturity of the Term Agreement to 2011, (iii) include certain material construction projects of Valero L.P. in the definition of “Consolidated EBITDA,” and (iv) eliminate the requirement that Valero L.P. maintain a minimum consolidated interest coverage ratio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Date: June 8, 2006			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Assistant Secretary

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